     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1999

                                                     REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            ALLEGIANCE TELECOM, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             4832                            75-2721491
 (State or other jurisdiction of      (Primary Standard Industrial              (IRS Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                             ---------------------

                       1950 STEMMONS FREEWAY, SUITE 3026
                              DALLAS, TEXAS 75207
                           TELEPHONE: (214) 261-7100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                               MARK B. TRESNOWSKI
                             SENIOR VICE PRESIDENT
                                      AND
                                GENERAL COUNSEL
                            ALLEGIANCE TELECOM, INC.
                    4 WESTBROOK CORPORATE CENTER, SUITE 400
                          WESTCHESTER, ILLINOIS 60154
                                 (708) 836-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                  GERALD T. NOWAK                                   ANDREW R. SCHLEIDER
                 KIRKLAND & ELLIS                                   SHEARMAN & STERLING
              200 EAST RANDOLPH DRIVE                              599 LEXINGTON AVENUE
              CHICAGO, ILLINOIS 60601                            NEW YORK, NEW YORK 10022
                  (312) 861-2000                                      (212) 848-4000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-74763


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                        CALCULATION OF REGISTRATION FEE



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
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                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF              AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED(1)          SHARE                PRICE         REGISTRATION FEE(2)
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
Common Stock, par value $.01 per share....      2,099,900            $38.00            $79,796,200            $22,184
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



(1) Does not include an aggregate of 14,777,500 shares registered by the Company on its Registration Statement on Form S-1 (File No. 333-74763) to which this Registration Statement relates.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, and based on 2,099,900 shares of Common Stock to be sold in the offering (including 273,900 shares that the Underwriters have the option to purchase to cover over-allotments, if any).


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

     EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by Allegiance Telecom, Inc. (the "Registrant"). In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1, Commission File No. 333-74763, which was declared effective by the Commission on April 14, 1999 and related to the offering of up to 12,850,000 shares of common stock of the Registrant plus up to 1,927,500 shares that may be sold pursuant to the underwriters' over-allotment option. This Registration Statement is filed solely for the purpose of registering an additional 2,099,900 shares of common stock, including 273,900 shares that may be sold pursuant to the underwriters' over-allotment option.

                                 CERTIFICATION

     The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on April 15, 1999), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than April 15, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 14, 1999.


                                            ALLEGIANCE TELECOM, INC.

                                            By:                 *

                                              ----------------------------------
                                                       Royce J. Holland
                                                   Chief Executive Officer

                              *     *     *     *


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 14, 1999, in the capacities indicated:


                      SIGNATURE                                               CAPACITY
                      ---------                                               --------

                          *                                   Chairman of the Board and Chief Executive
-----------------------------------------------------         Officer (Principal Executive Officer)
                  Royce J. Holland

                          *                                   President, Chief Operating Officer and
-----------------------------------------------------         Director
                   C. Daniel Yost

                          *                                   Executive Vice President, Chief Financial
-----------------------------------------------------         Officer and Director (Principal Financial
                   Thomas M. Lord                             Officer)

                          *                                   Vice President and Controller (Principal
-----------------------------------------------------         Accounting Officer)
                  Dennis M. Maunder

                          *                                   Senior Vice President of Sales and
-----------------------------------------------------         Marketing and Director
                  John J. Callahan

                          *                                   Director
-----------------------------------------------------
                   Paul D. Carbery

                          *                                   Director
-----------------------------------------------------
               James E. Crawford, III

                          *                                   Director
-----------------------------------------------------
                 John B. Ehrenkranz

                          *                                   Director
-----------------------------------------------------
                  Paul J. Finnegan

                          *                                   Director
-----------------------------------------------------
                 Richard D. Frisbie

                      SIGNATURE                                               CAPACITY
                      ---------                                               --------

                          *                                   Director
-----------------------------------------------------
                    Reed E. Hundt

                          *                                   Director
-----------------------------------------------------
                  Alan E. Goldberg

                          *                                   Director
-----------------------------------------------------
                 James N. Perry, Jr.

The undersigned, by signing his name hereto, does sign and execute this amendment to Registration Statement on behalf of the above named officers and directors of Allegiance Telecom, Inc. pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

      /s/ DENNIS M. MAUNDER
------------------------------------
         Dennis M. Maunder
          Attorney-in-Fact

                               INDEX TO EXHIBITS

     All exhibits filed with or incorporated by reference in the Registrant's Registration Statement on Form S-1 (Commission File No. 333-74763) are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:


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
      EXHIBIT NO.                                DESCRIPTION
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
          23.1           Consent of Arthur Andersen LLP.
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